UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   October 30, 2003
(Date of earliest event reported)

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Item 5.  Other Events

•                  On October 30, 2003, The Manitowoc Company, Inc. (the “company”) received an amendment from its lending institutions to its credit agreement dated May 9, 2001, as amended on April 29, 2002, February 4, 2003 and July 23, 2003.   This amendment was obtained in connection with the $150.0 million 7 1/8% Senior Notes due 2013 issued by the company on November 6, 2003.  A copy of the amendment is attached as Exhibit 4 to this filing.

•                  On November 18, 2003, the company issued a press release announcing that certain union employees at the company’s subsidiary Manitowoc Cranes, Inc. walked off their jobs after rejecting a five-year labor agreement proposed by Manitowoc Cranes and announcing the status of negotiations with the union.  The press release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: November 19, 2003	/s/ Timothy M. Wood
Timothy M. Wood
Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of October 30, 2003

Exhibit No.	Description	Filed Herewith

4	Amendment to Credit Agreement, dated as of October 30, 2003, among The Manitowoc Company, Inc., as borrower, several lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent.	☒
99.1	Press Release dated November 17, 2003, regarding certain union employees at Manitowoc Cranes, Inc. voting to reject a five-year labor agreement and walking-off their jobs.	☒